Exhibit 99

FARMER MAC NEWS

FOR IMMEDIATE RELEASE                                                 CONTACT
October 6, 2006                                                                   Mary K. Waters
                                  202-872-7700

Farmer Mac to Restate Financial Results
for Hedge Accounting Under SFAS 133

Washington, D.C. — The Federal Agricultural Mortgage Corporation (Farmer Mac, NYSE: AGM and AGM.A) today reported that, concurrent with the November filing of its third quarter 2006 Form 10-Q, it will restate its consolidated financial statements for the years ended December 31, 2005, 2004 and 2003 included in its 2005 Form 10-K and for the interim periods included in its Forms 10-Q for the quarterly periods ended March 31, 2006 and June 30, 2006, to correct accounting for derivatives under Statement of Financial Accounting Standards (SFAS) No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended, from 2001 to eliminate the use of hedge accounting for its derivatives used to manage interest rate risk.

The correction relates to Farmer Mac’s determination that its documentation did not support the use of hedge accounting; therefore, fluctuations in the fair value of its derivatives will be reflected in the statements of operations rather than being deferred or offset. Consequently, the statements of operations will be affected significantly in each period by the restatement. Because those derivatives transactions effectively hedged the economic risks of the underlying assets and liabilities, the accounting corrections under SFAS 133 will have an insignificant impact on Farmer Mac’s financial position, stockholder’s equity, cash flows and business model. The restatements of prior period financial statements and financial information will conform the timing of the recognition of gains and losses on derivatives in the individual intervening reporting periods to current applications of SFAS 133.

Farmer Mac does not expect that the restatements will have any significant effect on its overall capital adequacy or its ability to carry out its business development plans. Farmer Mac further reported it will discontinue its use of the hedge accounting provisions of SFAS 133 for future derivative transactions, which could result in significant percentage fluctuations in future GAAP net income.

Farmer Mac will file an amendment to its Annual Report on Form 10-K for the year ended December 31, 2005 to restate its consolidated financial statements as of December 31, 2005 and 2004, and for the years ended December 31, 2005, 2004 and 2003 and other financial information as of and for the years ended December 31, 2002 and 2001 and the quarterly unaudited data for 2005 and 2004. It will also file amendments to its Forms 10-Q for the quarters ended March 31, 2006 and June 30, 2006 to restate its quarterly unaudited interim consolidated financial statements and other financial information. Management and the Audit Committee of the Board of Directors have discussed these matters with Deloitte & Touche LLP, the Company’s independent registered public accounting firm. In light of the pending restatement, the previously reported financial statements and other financial information for the years and each of the quarters in the years 2005, 2004, 2003, 2002 and 2001 and the first and second quarters of 2006 should no longer be relied upon.

“Interpretations of the proper application of SFAS 133, a complex accounting standard, continue to evolve,” Nancy Corsiglia, Farmer Mac’s chief financial officer, observed. “Our assessment of those interpretations, as well as industry practices, led us to conduct a comprehensive review of our accounting treatment and documentation of hedge transactions, after which we concluded these restatements would be necessary. Of course, our risk management will continue to include the use of derivatives.”

Farmer Mac reports its financial results in accordance with GAAP. In addition to GAAP measures, Farmer Mac has presented “core earnings,” a non-GAAP performance measure. Core earnings are net income available to common stockholders less the after-tax effects of unrealized gains and losses on financial derivatives resulting from the application of SFAS 133. In this regard, Farmer Mac noted that its previously reported “core earnings” during all periods would be unaffected by the restatements. Farmer Mac uses core earnings to develop financial plans, to measure corporate economic performance and to set incentive compensation because, in the Board’s and management’s view, core earnings enhance the understanding of Farmer Mac’s economic performance, transaction economics and business trends. Farmer Mac’s use of this non-GAAP measure is not intended to replace GAAP information.

Forward-Looking Statements

In addition to historical information, this release includes forward-looking statements that reflect management’s current expectations for Farmer Mac’s future financial results, business prospects and business developments. Management’s expectations for Farmer Mac’s future necessarily involve a number of assumptions and estimates and the evaluation of risks and uncertainties. Various factors could cause Farmer Mac’s actual results to differ materially from the expectations as expressed or implied by the forward-looking statements, including uncertainties regarding: (1) the general rate of growth in agricultural mortgage indebtedness; (2) the rate and direction of development of the secondary market for agricultural mortgage loans, particularly lender interest in the Farmer Mac secondary market and Farmer Mac credit products; (3) borrower preferences for fixed-rate agricultural mortgage indebtedness; (4) the willingness of investors to invest in Farmer Mac Guaranteed Securities; (5) possible reaction in the financial markets to events involving government-sponsored enterprises other than Farmer Mac; and (6) the possible establishment of additional statutory or regulatory restrictions or constraints on Farmer Mac that could hamper its growth or diminish its profitability. Other risk factors are discussed in Farmer Mac’s Annual Report on Form 10-K for the year ended December 31, 2005, as filed with the SEC on March 16, 2006 and in Farmer Mac’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006, as filed with the SEC on August 9, 2006. The forward-looking statements contained in this release represent management’s expectations as of the date of this release. Farmer Mac undertakes no obligation to release publicly the results of revisions to any forward-looking statements included in this release to reflect any future events or circumstances, except as otherwise mandated by law.

Farmer Mac is a stockholder-owned instrumentality of the United States chartered by Congress to establish a secondary market for agricultural real estate and rural housing mortgage loans and to facilitate capital market funding for USDA-guaranteed farm program and rural development loans. Farmer Mac’s Class C non-voting and Class A voting common stocks are listed on the New York Stock Exchange under the symbols AGM and AGM.A, respectively. Additional information about Farmer Mac is available on Farmer Mac’s website at www.farmermac.com.

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